UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

GATEWAY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06404	44-0651207
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

1415 Louisiana Street, Suite 4100		77002
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 336-0844

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2019026.1

Item 5.07 Submission of Matters to a Vote of Security Holders.

     At the Annual Meeting of Stockholders of Gateway Energy Corporation (the “Company”) held on August 18, 2010, the proposals listed below were submitted to a vote of the Company’s stockholders. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

     (1) Election of the following persons as directors of the Company to serve until the next annual meeting of stockholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Perin Greg deGeurin	9,278,151	623,992	3,933,172
David F. Huff	9,284,755	617,388	3,933,172
John O. Niemann, Jr.	9,265,787	636,356	3,933,172
Frederick M. Pevow, Jr.	9,282,314	619,829	3,933,172
John A. Raasch	9,175,969	726,174	3,933,172
Paul G. VanderLinden, III	9,276,382	625,761	3,933,172

     (2) Ratification of the appointment of Pannel Kerr Forster of Texas, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,617,324	132,553	85,438	0

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2010

                                                                                     GATEWAY ENERGY CORPORATION

By:	s/ Frederick M. Pevow, Jr.
Frederick M. Pevow, Jr.
President and Chief Executive Officer